[COMPASS PATHWAYS LETTERHEAD]
Kabir Nath
115 North Union Street
Lambertville, NJ 08530

21 December 2023

STRICTLY PRIVATE & CONFIDENTIAL
Dear Kabir,
Changes to your employment agreement
This letter confirms the following changes to your employment agreement with Compass Pathways, Inc. dated 1 August 2022 (“Employment Agreement”), will take effect from 31 December 2023:
1.Clause 2 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“Subject to earlier termination pursuant to Section 18, the term of this Agreement shall commence upon the Effective Date and shall continue until the date Executive relocates to the United Kingdom (the “Initial Term”). Effective upon expiration of the Initial Term, the Parties will enter into a new agreement substantially similar to this Agreement and those of other UK-based executives at the Company.”

The remaining terms of your Employment Agreement shall remain unchanged.
This letter may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.
This letter has been duly executed and delivered as of the date first stated above.

                                Sincerely,

                                Anne Benedict
                                Chief People Officer

                                Compass Pathways, Inc.

Accepted and Agreed:

Executive: __/s/ Kabir Nath_____________
Kabir Nath

Date __December 21, 2023________

Compass Pathways, Inc.

_/s/ Anne Benedict___________________

Anne Benedict

Date ___December 21, 2023____________
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